UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Tapestry, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-16153	52-2242751
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Hudson Yards, New York, New York 10001
(Address of Principal Executive Offices, and Zip Code)

(212) 946-8400
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.350% Senior Notes due 2025	The New York Stock Exchange
5.375% Senior Notes due 2027	The New York Stock Exchange
5.875% Senior Notes due 2031	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box: ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box: ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box: ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-253071

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Securities To Be Registered.

The securities to be registered hereunder are (i) €500,000,000 aggregate principal amount of 5.350% Senior Notes due 2025 (the “2025 Notes”), (ii) €500,000,000 aggregate principal amount of 5.375% Senior Notes due 2027 (the “2027 Notes”) and (iii) €500,000,000 aggregate principal amount of 5.875% Senior Notes due 2031 (the “2031 Notes” and, together with the 2025 Notes and the 2027 Notes, the “Notes”), each issued by Tapestry, Inc., a Maryland corporation (the “Registrant”).

Descriptions of the general terms and provisions of the Notes are set forth under the caption “Description of Debt Securities” in the prospectus dated February 12, 2021, included in the Registrant’s Registration Statement on Form S-3ASR filed with the Securities and Exchange Commission (the “SEC”) on February 12, 2021 (File No. 333-253071), and under the caption “Description of the Notes” in the prospectus supplement thereto dated November 16, 2023, which was filed with the SEC on November 20, 2023 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), and are incorporated by reference herein.

Item 2.	Exhibits.

Exhibit No.	Description

4.1
Indenture, dated as of December 1, 2021, between the Registrant and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (incorporated herein by reference from Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on November 27, 2023).

4.2
Third Supplemental Indenture, dated November 27, 2023, among the Registrant and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee, and Elavon Financial Services DAC, as paying agent (incorporated herein by reference from Exhibit 4.8 to the Registrant’s Current Report on Form 8-K filed on November 27, 2023).

4.3	Form of the 2025 Notes (included in Exhibit 4.2).
4.4	Form of the 2027 Notes (included in Exhibit 4.2).
4.5	Form of the 2031 Notes (included in Exhibit 4.2).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 27, 2023

TAPESTRY, INC.

	By:	/s/David E. Howard
David E. Howard
General Counsel and Secretary